Exhibit 10.7

Confidential Treatment Requested by AdvanSix Inc.

THIRD AMENDMENT
TO AMENDED AND RESTATED
CAPROLACTAM AND POLYMER SUPPLY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CAPROLACTAM AND POLYMER SUPPLY AGREEMENT (this “Amendment”) is entered into as of December 12, 2014, by and between Honeywell Resins & Chemicals, LLC, a Delaware limited liability company f/k/a Honeywell Nylon, LLC (“Seller”), and Shaw Industries Group, Inc., a Georgia corporation (“Buyer”).

Recitals

WHEREAS, on April 1, 2013, Seller and Buyer entered into that certain Amended and Restated Caprolactam and Polymer Supply Agreement (as amended, the “Agreement”);

WHEREAS, the parties desire to amend certain provisions of the Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.         Section 1.2 of the Agreement is deleted in its entirety, and inserted in lieu thereof is a new Section 1.2, as follows:

“1.2  Purchase and Sale of Product. During the term of this Agreement, except as provided in Articles 1.3, 1.4 and 1.9 below, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, each Fiscal Year, for use and consumption by Buyer and its Affiliates, a minimum of [ * * * ] ([ * * * ]) pounds of Product (the “Minimum Volume”), and a maximum of [ * * * ] ([ * * * ]) pounds of Product (the “Maximum Volume”), including:

(a)        a minimum of [ * * * ] ([ * * * ]) and a maximum of [ * * * ] ([ * * * ]) pounds per Fiscal Year (or a pro rata amount thereof in any partial Fiscal Year during the Term) of Polymer [ * * * ].

(b)        a maximum of [ * * * ] ([ * * * ]) pounds per Fiscal Year of [ * * * ] Caprolactam.

(c)        [ * * * ]

(d)        At the sole option of Buyer, Buyer may provide caprolactam Product to a third party designated by Buyer, for further processing into polymer or fiber; it being acknowledged that any such caprolactam may not be sold to such third party.

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Nothing in this Agreement is intended to imply any geographical limitation, and Buyer shall not be restricted to use of any Product at any particular Facility, but may use any Product in any of its facilities, whether presently owned, or expanded, purchased or constructed after the Effective Date.”

2.         Section 1.4 of the Agreement is deleted in its entirety, and inserted in lieu thereof is a new Section 1.4, as follows:

“1.4      Further Volume Adjustments. Notwithstanding any of the foregoing contained in this Agreement, overall volume ranges of Product to be purchased by the Buyer during the periods described in the Agreement may be amended, with respect to any [ * * * ] ([ * * * ])-month period, to reflect an increase or decrease in the annualized rate in an amount not to exceed [ * * * ] ([ * * * ]) pounds, with [ * * * ] ([ * * * ]) days prior written notice by the Buyer to Seller; provided, however, that under no circumstance shall the Buyer be entitled to purchase Product at an annualized rate of less than [ * * * ] ([ * * * ]) nor more than [ * * * ] ([ * * * ]) pounds. In the event of any such amendment, notwithstanding the provisions of the Agreement, such range of annualized rate of Product to be purchased by the Buyer established by such an amendment shall. remain in effect until such time, if any, that the Buyer shall again exercise its rights under and subject to this Article 1.4 to further increase or decrease in the minimum and/or maximum annualized rate of Product to be purchased by the Buyer then-in-effect in an amount not to exceed [ * * * ] ([ * * * ]) pounds.”

3.         A new Section 1.9 of the Agreement is hereby added, as follows:

“1.9      2015 Volume Adjustment. Notwithstanding Article 1.2 of this Agreement, between January 1, 2015, through December 31, 2015, (i) the annual Minimum Volume shall be [ * * * ] ([ * * * ]) pounds of Product, and (ii) the annual Maximum Volume shall be [ * * * ] ([ * * * ]) pounds of Product. Under Article 1.2(a) of the Agreement, the minimum annual volume for Polymer shall be [ * * * ] pounds ([ * * * ]) and the maximum annual volume for Polymer shall be [ * * * ] pounds ([ * * * ]) from January 1, 2015, through December 31, 2015.”

4.         Section 2.1 of the Agreement is deleted in its entirety, and inserted in lieu thereof is a new Section 2.1, as follows:

“2.1      Caprolactam Pricing. The price for each pound of [ * * * ] Caprolactam shall be the sum of (x) [ * * * ] ([ * * * ]) plus (y) the Caprolactam Index Amount (as defined in Schedule 2.1(I)), which, may be a positive or a negative amount, plus (z) the Caprolactam Adder Amount. The Caprolactam Adder Amount shall be: (i) for the period of [ * * * ], through [ * * * ], [ * * * ] ([ * * * ]) per pound of Product, (ii) for the period of [ * * * ], through [ * * * ], [ * * * ] ([ * * * ]) per pound of Product, and (iii) for the period of [ * * * ], through the last day of the Term, [ * * * ] ([ * * * ]) per pound of Product.”

5.         A new Section 2.8 of the Agreement is hereby added, as follows:

“2.8      Volume Incentive.

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(a)      For the period beginning January 1, 2015, through the last day of the Term, if Buyer purchases Product at an annualized rate of [ * * * ] ([ * * * ]) pounds or more during any Fiscal Month or any Fiscal Quarter, the price for each pound of Product purchased during such Fiscal Month or Fiscal Quarter shall be reduced by [ * * * ] ([ * * * ]) per pound of Product.

(b)      For the purpose of the calculations set forth in Section 2.8(a), an annualized rate of [ * * * ] pounds ([ * * * ]) is equivalent to (i) [ * * * ] ([ * * * ]) pounds in a four-week Fiscal Month, (ii) [ * * * ] ([ * * * ]) pounds in a five-week Fiscal Month, and (iii) [ * * * ] ([ * * * ]) pounds in a Fiscal Quarter.

(c)      In the event of any overpayment by Buyer for Product resulting from the application of the above-referenced discount, such overpayment shall be refunded by Seller to Buyer within thirty (30) days following the end of the applicable Fiscal Month or Fiscal Quarter, as the case may be, by either, at the option of Seller, (i) a credit on the next regular invoice for Product, or (ii) in cash or immediately available funds.

6.         All capitalized terms used, but not defined, herein shall have the meaning set forth in the Agreement.

7.         This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

8.         Except as expressly modified in this Amendment, the Agreement remains in full force and effect. The Agreement and this Amendment together constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements or understandings between the Parties as to the subject matter hereof.

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Confidential Treatment Requested by AdvanSix Inc.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Caprolactam and Polymer Supply Agreement as of the date first above written.

HONEYWELL RESINS & CHEMICALS, LLC		SHAW INDUSTRIES GROUP, INC.

By:	/s/ Erin Kane	By:	/s/ Hal Long
	Erin Kane		Hal Long
	Vice President and General Manager		Executive Vice President Operations
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